EXECUTION COPY


                          EXTENSION AND THIRD AMENDMENT


             EXTENSION AND THIRD AMENDMENT, dated as of June 30, 1995, to the Amended and Restated Credit Agreement, dated as of February 26, 1993 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among A.O. SMITH CORPORATION, a Delaware corporation (the "Borrower"), the banks parties thereto (the "Banks"), and Chemical Bank, as agent (in such capacity, the "Agent").


                              W I T N E S S E T H :


             WHEREAS, the Borrower, the Banks, and the Agent are parties to the Credit Agreement;

             WHEREAS, the Borrower has requested that the Agent and the Banks amend certain provisions of the Credit Agreement in order to increase the aggregate Commitments (as defined in the Credit Agreement) to $160,000,000; and

             WHEREAS, the Borrower has requested that the Agent and the Banks provide a competitive advance facility ("CAF") on an uncommitted competitive advance basis through an auction mechanism; and

             WHEREAS, the Agent and the Banks are willing to agree to such amendments only upon the terms and subject to the conditions set forth herein;

             NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

             1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

             2.  Amendments of Article I of the Credit Agreement.
   (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Interest Rate Leverage Percentage" and by inserting the following definition:

             "Interest Rate Leverage Percentage" means, as to any CD Loan or Euro-Dollar Loan, the percentage set forth in the table below under the appropriate column opposite the Leverage Ratio range which includes the Leverage Ratio of the Borrower:

                                  Interest Rate Leverage    Percentage
             Leverage Ratio         Euro-Dollar Loan          CD Loan

             Less than or equal
             to 30.0%                     .2500%            .3750%

             Greater than 30%
             and less than or
             equal to 40.0%               .3000%            .4250%

             Greater than 40%
             and less than or
             equal to 50.0%               .3125%            .4375%

             Greater than 50.0%           .5000%            .6250%

        For purposes of this definition, the Leverage Ratio shall be determined for any day on the basis of each notice furnished to the Banks from time to time pursuant to Section 5.10(a) or (b) and shall be effective from the date of receipt by the Agent of such notice for the period from such date until the date of receipt of the next such notice.

        (b) Section 1.1 is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:

             "Borrowing Date" means any Domestic Business Day or Euro-Dollar Business Day, as the case may be, specified in a notice pursuant to
        Section 2.2 or Section 2.14(a) as a date on which the Borrower requests the Banks to make Loans or CAF Advances, as the case may be, hereunder.

             "CAF Advance"  means each CAF Advance made pursuant to Section
        2.13.

             "CAF Advance Availability Period" means the period from and including the Third Amendment Effective Date until the date which is 7 days prior to the Termination Date.

             "CAF Advance Confirmation" means each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit F and shall be delivered to the Agent by telecopy.

             "CAF Advance Interest Payment Date" means as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

             "CAF Advance Maturity Date" means as to any CAF Advance, the date specified by the Borrower pursuant to Section 2.14(d)(ii) in its acceptance of the related CAF Advance Offer.

             "CAF Advance Note" has the meaning specified in Section 2.16 (collectively, the "CAF Advance Notes").

             "CAF Advance Offer" means each offer by a Bank to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit E and shall be delivered to the Agent by telephone, immediately confirmed by telecopy.

             "CAF Advance Request" means each request by the Borrower for Banks to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D and shall be delivered to the Agent in writing, by telecopy, or by telephone, immediately confirmed by telecopy.

             "Fixed Rate CAF Advance" means any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

             "Fixed Rate CAF Advance Request" means any CAF Advance Request requesting the Banks to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the London Interbank Offered Rate plus (or minus) a margin).

             "London Interbank Offered Rate CAF Advance" means any CAF Advance made pursuant to a London Interbank Offered Rate CAF Advance Request.

             "London Interbank Offered Rate CAF Advance Request" means any CAF Advance Request requesting the Banks to offer to make CAF Advances at an interest rate equal to the London Interbank Offered Rate plus (or minus) a margin.

             "Termination Date" means June 30, 2000.

             "Third Amendment Effective Date" means the date on which all the conditions set forth in Section 8 of the Extension and Third Amendment are satisfied or waived.

             3. Amendments to Article II of the Credit Agreement. (a) Sections 2.1 and 2.8 of the Credit Agreement are hereby amended by deleting the date "April 3, 1998" wherever it appears in such Sections and inserting in lieu thereof the date "June 30, 2000".

             (b) Section 2.6(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following subsection (a):

             "(a) Facility Fees. The Borrower shall pay to the Agent for the account of each Bank a facility fee on the average daily amount of such Bank's Commitment at the per annum rate set forth in the table below opposite the Leverage Ratio range which includes the Leverage Ratio of the Borrower:

                Leverage Ratio             Per Annum Rate

                Less than or equal               0.1250%
                to 30.0%

                Greater than 30%                 0.1500%
                and less than or
                equal to 40.0%

                Greater than 40%                 0.1875%
                and less than or
                equal to 50.0%

                Greater than 50.0%               0.2500%

        For purposes of this Section 2.6(a), the Leverage Ratio shall be determined for any day on the basis of each notice furnished to the Banks from time to time pursuant to Section 5.10 (a) and (b) and shall be effective from the date of receipt by the Agent of such notice for the period from such date until the date of receipt of the next such notice. Such facility fees shall accrue from and including the date hereof to and including June 30, 2000 and shall be payable quarterly on each June 30, September 30, December 31 and March 31."

             (c) Section 2.6(b) of the Credit Agreement is hereby amended effective as of the Third Amendment Effective Date by deleting such subsection in its entirety and inserting in lieu thereof the following:
   "[INTENTIONALLY OMITTED]".

             (d) Article II of the Credit Agreement is hereby amended effective as of the Third Amendment Effective Date by adding thereto new
   Section 2.13 through 2.17 as set forth below:

             Section 2.13 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time on any Euro-Dollar Business Day in the case of London Interbank Offered Rate CAF Advances or any Domestic Business Day in the case of any Fixed Rate CAF Advances during the CAF Advance Availability Period. CAF Advances shall be borrowed in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

             Section 2.14  Procedure for CAF Advance Borrowing.
        (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Agent, not later than 12:00 Noon (New York City time) four Euro-Dollar Business Days prior to the proposed Borrowing Date (in the case of a London Interbank Offered Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Domestic Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request may solicit bids for CAF Advances in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a London Interbank Offered Rate CAF Advance and (iii) not later than the Termination Date, in the case of any CAF Advance. The Agent shall notify each Bank promptly by telecopy of the contents of each CAF Advance Request received by the Agent.

             (b) In the case of a London Interbank Offered Rate CAF Advance Request, upon receipt of notice from the Agent of the contents of such CAF Advance Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable London Interbank Offered Rate plus (or minus) a margin determined by such Bank in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Agent, before 10:30 A.M. (New York City time) on the day that is three Euro-Dollar Business Days before the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date (which amount shall be at least $5,000,000) and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Bank would be willing to make (which amounts may, subject to Section 2.13, exceed such Bank's Commitment); and

                 (ii) the margin above or below the applicable London Interbank Offered Rate at which such Bank is willing to make each such CAF Advance.

        The Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Euro-Dollar Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Euro-Dollar Business Days before the proposed Borrowing Date.

             (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Agent of the contents of such CAF Advance Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Bank in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                  (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date (which amount shall be at least $5,000,000) and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Bank would be willing to make (which amounts may, subject to Section 2.13, exceed such Bank's Commitment); and

                 (ii) the rate of interest at which such Bank is willing to make each such CAF Advance.

        The Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

             (d) Before 11:30 A.M. (New York City time) three Euro-Dollar Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a London Interbank Offered Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                  (i) cancel such CAF Advance Request by giving the Agent telephone notice followed by confirmation by telecopy to that effect, or

                 (ii) by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a CAF Advance Confirmation by telecopy) (A) subject to the provisions of Section 2.14(e), accept one or more of the offers made by any Bank or Banks pursuant to Section 2.14(b) or Section 2.14(c), as the case may be, and (B) reject any remaining offers made by Banks pursuant to Section 2.14(b) or Section 2.14(c), as the case may be.

             (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Request shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Bank in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                 (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Bank in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                 (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever and if two or more Banks submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.13, cannot) borrow the total amount offered by such Banks with such identical pricing, the Borrower shall accept offers from all of such Banks in amounts allocated among them pro rata according to the amounts offered by such Banks; provided that if the number of Banks that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing, the CAF Advance to be made by such Banks would be less than $5,000,000 principal amount, the number of such Banks shall be reduced by the Agent by lot until the CAF Advances to be made by such remaining Banks would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

             (f) If the Borrower notifies the Agent that a CAF Advance Request is cancelled pursuant to Section 2.14(d)(i), the Agent shall give prompt telephone notice thereof to the Banks.

             (g) If the Borrower accepts pursuant to Section 2.14(d)(ii) one or more of the offers made by any Bank or Banks, the Agent promptly shall notify each Bank which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Bank. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Bank whose CAF Advance Offer has been accepted shall make available to the Agent at its office set forth in Section 9.1 the amount of CAF Advances to be made by such Bank, in immediately available funds. The Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Agent. As soon as practicable after each Borrowing Date, the Agent shall notify each Bank of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

             Section 2.15 CAF Advance Payments. (a) The Borrower shall pay to the Agent for the account of each Bank which has made a CAF Advance on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Bank to which such CAF Advance is owed.

             (b) The Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

             (c) If all or a portion of the principal amount of any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable pursuant to the CAF Advance Note evidencing such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 1% above the Alternate Base Rate, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

             Section 2.16 CAF Advance Notes. The CAF Advances made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B with appropriate insertions (a "CAF Advance Note"), payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of all CAF Advances made by such Bank, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.15(b). Each Bank is hereby authorized to record the date and amount of each CAF Advance made by such Bank, the CAF Advance Maturity Date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule attached to and constituting part of its CAF Advance Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any CAF Advance Note. Each CAF Advance Note shall be dated the Third Amendment Effective Date and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, Section 2.15(b).

             Section 2.17 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Domestic Business Days after submission of any other CAF Advance Request.

             4. Amendment of Article III of the Credit Agreement. Section 3.1(d) of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following:

             "(d) the fact that since December 31, 1994 there shall not have been any change in the business or financial position of the Borrower or any of its Consolidated Subsidiaries, which in the opinion of Banks holding at least 50% of the aggregate amount of the Commitments, is materially adverse to the business or financial position of the Borrower and its Consolidated Subsidiaries considered as a whole."

             5. Amendment of Article IV of the Credit Agreement. Sections 4.4(a) and 4.4(b) of the Credit Agreement are hereby amended by deleting said Sections in their entirety and substituting in lieu thereof the following:

             "(a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of operations and retained earnings and changes in financial position for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

             (b) Since December 31, 1994 there have been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole."

             6. Amendment of Schedule I of the Credit Agreement. The Credit Agreement is hereby further amended by deleting Schedule I in its entirety and inserting in lieu thereof Schedule I attached hereto.

             7. Representations and Warranties of Borrower. The Borrower hereby represents and warrants that each of the representations and warranties of the Borrower contained in the Credit Agreement, as amended by this Amendment, is true and correct on the date hereof as if made on and as of the date hereof except that representations and warranties that apply to a specific date were true and correct as of such date.

             8. Effectiveness. This Third Amendment shall become effective as of the first date (the "Third Amendment Effective Date") prior to June 30, 1995 or the first day thereafter when the following conditions shall have been met:

         (i) the Agent shall have received counterparts hereof, duly executed by the Borrower and all the Banks;

        (ii)      the Agent shall have received an opinion of W.
                  David Romoser, General Counsel of the Borrower to be attached as Exhibit A.

        (iii) the Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment, certified by the Secretary or an Assistant Secretary of the Borrower, as the case may be, as of the Third Amendment Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded since the date of adoption thereof.

             9. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Banks or the Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

             10. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

             11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                 A.O. SMITH CORPORATION


                                 By: /s/ John J. Kita
                                    Title:  Treasurer and Controller


                                 CHEMICAL BANK, as Agent and
                                    as a Bank


                                 By: /s/
                                    Title:

                                 BANK OF AMERICA ILLINOIS, as successor to
                                 CONTINENTAL BANK N.A.


                                 By: /s/
                                    Title:


                                 MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK


                                 By: /s/
                                    Title:


                                 M & I MARSHALL & ILSLEY BANK


                                 By: /s/
                                    Title:


                                 CITIBANK, N.A.


                                 By: /s/
                                    Title:


                                 FIRST BANK MILWAUKEE


                                 By: /s/
                                    Title:


                                 FIRSTAR BANK MILWAUKEE, N.A.


                                 By: /s/
                                    Title:


                                 BANK ONE, MILWAUKEE, N.A.

                                 By: /s/
                                    Title:


                                 NATIONAL BANK OF DETROIT


                                 By: /s/
                                    Title:


                                 NORWEST BANK WISCONSIN, N.A.


                                 By: /s/
                                    Title:

                                                          Schedule I


                               COMMITMENT AMOUNTS


                                            Commitment

   Chemical Bank                           $ 29,000,000

   Bank of America Illinois,                 29,000,000
    as successor to Continental
    Bank N.A.

   Morgan Guaranty Trust Company             29,000,000
     of New York

   M & I Marshall & Ilsley Bank              14,000,000

   Citibank, N.A.                            14,000,000

   Firstar Bank Milwaukee, N.A.              12,000,000

   First Bank Milwaukee                      12,000,000

   Bank One, Milwaukee, N.A.                  7,000,000

   National Bank of Detroit                   7,000,000

   Norwest Bank Wisconsin, N.A.               7,000,000
                                           ------------

                                           $160,000,000

                                                                    EXHIBIT A



                                   OPINION OF
                            COUNSEL FOR THE BORROWER


                                                                June 30, 1995


   To the Banks and the Agent
     Referred to Below
   c/o Chemical Bank,
     as Agent
   270 Park Avenue
   New York, New York  10017

   Dear Sirs:

             I have acted as counsel for A.O. Smith Corporation (the "Borrower") in connection with the Extension and Third Amendment, dated as of June 30, 1995 (the "Third Amendment"), to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of February 26, 1993 among the Borrower, the banks listed on the signature pages thereof and Chemical Bank, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

             I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, I am of the opinion that:

             1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             2. The execution, delivery and performance by the Borrower of the Third Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and does not contravene, or constitute a default under, any certificate of incorporation or by-laws of the Borrower or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             3. The execution, delivery and performance by the Borrower the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and does not contravene, or constitute a default under, any certificate of incorporation or by-laws of the Borrower or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             4. The Third Amendment and the New Notes constitute the valid and the binding obligations of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

             5. Except as set forth in the Ilhardt, et al. v. A.O. Smith Corp., et al. lawsuit, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Third Amendment.

             6. Each of the Borrower's Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                      Very truly yours,

                                                                    Exhibit B

                                     FORM OF
                                CAF ADVANCE NOTE


                                                New York, New York
                                                [Date]


        FOR VALUE RECEIVED, the undersigned, A.O. Smith Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to
   pay to the order of                                   (the "Bank") at the
   office of Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of each CAF Advance which is made by the Bank to the Borrower pursuant to subsection 2.13 of the Credit Agreement, as hereinafter defined. The principal amount of each CAF Advance evidenced hereby shall be payable on the CAF Advance Maturity Date therefor set forth on the schedule attached hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each CAF Advance evidenced hereby, at the rate per annum set forth in respect of such CAF Advance on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the Borrowing Date of such CAF Advance until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.15(c) of the Credit Agreement. Interest on each CAF Advance evidenced hereby shall be payable on the date or dates set forth in respect of such CAF Advance on the Grid. CAF Advances evidenced by this Note may not be prepaid without the consent of the Bank.

        The holder of this Note is authorized to endorse on the Grid the Borrowing Date, amount, Interest rate, Interest Payment Dates and CAF Advance Maturity Date in respect of each CAF Advance made pursuant to subsection 2.13 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such CAF Advance.

        This Note is one of the CAF Advance Notes referred to in the Amended and Restated Credit Agreement dated as of February 26, 1993 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Bank, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as Agent and is subject to the provisions of the Credit Agreement.

        Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                      A.O. SMITH CORPORATION



                                      By
                                        Title:

                                                                    Exhibit C

                            SCHEDULE OF CAF ADVANCES
                             _________________, Bank
                        A.O. Smith Corporation, Borrower
          Amended and Restated Credit Agreement dated February 26, 1993


                                       CAF
    Borrowing                        Advance     CAF
     Date of   Amount of            Interest   Advance
       CAF        CAF     Interest  Payment   Maturity  Payment   Authoriza-
     Advance    Advance     Rate      Dates     Date      Date       tion

                                                                    EXHIBIT D

                                    FORM OF
                               CAF ADVANCE REQUEST



                                           __________, 199__

   Chemical Bank, as Agent
   270 Park Avenue
   New York, New York  10017

             Reference is made to the Amended and Restated Credit Agreement, dated as of February 26, 1993, among the undersigned, the Banks named therein, Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             This is a [Fixed Rate] [London Interbank Offered Rate] CAF Advance Request* pursuant to subsection 2.14 of the Credit Agreement requesting quotes for the following CAF Advances:


                                Loan 1       Loan 2       Loan 3
    Aggregate Principal
     Amount                  $__________  $__________   $_________

    Borrowing Date

    CAF Advance Maturity
     Date
    Interest Payment Dates


                                                Very truly yours,



   * Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.

                                                A.O. SMITH CORPORATION


                                                By
                                                  Name:
                                                  Title:

                                                                    EXHIBIT E

                                     FORM OF
                                CAF ADVANCE OFFER

                                                                      , 199

   Chemical Bank, as Agent
   270 Park Avenue
   New York, New York  10017

             Reference is made to the Amended and Restated Credit Agreement, dated as of February 26, 1993, among the undersigned, the Banks named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             In accordance with subsection 2.14 of the Credit Agreement, the undersigned Bank offers to make CAF Advances thereunder in the following amounts with the following maturity dates:


    Borrowing Date:     __________,    Aggregate Maximum Amount:
                        199__          $_________

    Maturity Date 1:                   Maximum Amount: $__________
         __________, 199__             $________ offered at _______*
                                       $________ offered at _______*

    Maturity Date 2:                   Maximum Amount: $__________
         __________, 199__             $________ offered at _______*
                                       $________ offered at _______*

    Maturity Date 3:                   Maximum Amount: $__________
         __________, 199__             $________ offered at _______*
                                       $________ offered at _______*


   * Insert the interest rate offered for the specified CAF Advance. In the case of London Interbank Offered Rate CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.


                                      Very truly yours,
                                      [NAME OF BANK]


                                      By
                                        Name:
                                        Title:
                                        Telephone No.:
                                        Telecopy No.:

                                                                    EXHIBIT F



                                     FORM OF
                            CAF ADVANCE CONFIRMATION



                                           _________ __, 19__



   Chemical Bank, as Agent
   270 Park Avenue
   New York, New York  10017

             Reference is made to the Amended and Restated Credit Agreement, dated as of February 26, 1995, among the undersigned, the Banks named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             In accordance with subsection 2.14(d)(ii) of the Credit Agreement, the undersigned accepts and confirms the offers by the Bank(s)
   to make CAF Advances to the undersigned on           , 19   under
   subsection 2.14(d) in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                      Very truly yours,

                                      A.O. SMITH CORPORATION


                                      By
                                        Name:
                                        Title:

   [The Borrower must attach CAF Advance offer list prepared by the Agent with accepted amount entered by the Borrower to right of each CAF Advance offer].